EXHIBIT 10.4



                          FORM OF EMPLOYMENT AGREEMENT



         AGREEMENT made as of the ____ day of _______________, 1997, by and between SENTRY TECHNOLOGY CORPORATION, a Delaware corporation with its principal offices at 350 Wireless Boulevard, Hauppauge, New York 11788 (the "Corporation"), and Andrew L. Benson (the "Executive").


                              W I T N E S S E T H :

         WHEREAS, the Executive had previously entered into a non-competition agreement (the "Video Non-Competition Agreement") Video Sentry Corporation ("Video"), providing for the compensation of the Executive by Video for two years subject to certain terms and conditions;

         WHEREAS, the parties intend that this Agreement shall be deemed to supersede the terms of the Video Non-Competition Agreement;

         NOW, THEREFORE in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Term. The Corporation hereby employs the Executive, and the Executive agrees to serve the Corporation, upon the terms and conditions hereof for the period commencing on the date hereof and, unless Executive's employment under the Agreement is otherwise terminated in accordance with the provisions hereof, continuing through and including ___________, 199_ [TWO YEARS FROM THE DATE OF THE CLOSING OF THE MERGER] (the "Term of Employment"). Notwithstanding anything to the contrary set forth in the Agreement, the Term of Employment may be terminated pursuant to Sections 7, 8 or 10 hereof.

         2.       Duties.

         A. The Corporation agrees to employ the Executive during the Term of Employment as an executive officer of the Corporation, initially as Vice
President, CCTV Products, to have such title and responsibilities with the Corporation as the Board of Directors shall from time to time direct.

         B. The Executive agrees that he will devote substantially all of his time and attention to the affairs of the Corporation and use his best efforts to promote the business and interests of the Corporation and that he will not engage, directly or indirectly, in any other business or occupation during the term of employment hereunder. It is understood, however, that the foregoing will not prohibit the Executive from engaging in personal investment activities for himself and his family which do not interfere with the performance of his duties hereunder.

         3.       Compensation.

         A. The Corporation will pay the Executive for all services to be rendered by the Executive hereunder (including, without limitation, all services to be rendered by him as an officer and/or director of the Corporation and its subsidiaries and affiliates) an annual Base Salary of an amount equal to one percent (1%) of the gross booking (as defined in Exhibit A hereto) of the CCTV Division up to the amount budgeted each year (the "Budgeted Amount") by the Board of Directors (the "Base Salary"). The Executive shall have the option to receive an advance against the Base Salary of up to $125,000 per annum (the "Advance"), payable in accordance with the regular payroll practices of the Corporation. Should the bookings of the CCTV Division exceed the Budgeted Amount for any year during the Term of Employment, the Executive shall be entitled to an additional 0.2% of the total gross sales of the Division, in addition to the Base Salary. However, should the bookings of the CCTV Division for any year

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during the Term of  Employment  fall below the Budgeted  Amount,  the  Executive shall return any unearned Advance within 30 days following the close of books for the applicable calendar year. In addition, the Corporation shall have the right to remove the Executive and appoint a new executive as Vice President, CCTV Division. If the Corporation chooses to appoint a new executive as Vice President, CCTV Division, the Base Salary of the Executive shall be an amount equal to five-tenths of one percent (0.5%) of the sales effected by the Executive.


         B. The Corporation may also pay the Executive an annual bonus with respect to each fiscal year of the Corporation, either on an "ad hoc" basis or pursuant to a bonus plan or arrangement as may be in effect or may be established at the Corporation's discretion for senior executives of the Corporation. Nothing herein contained shall, however, obligate the Corporation to pay any bonus to the Executive, it being understood that any such bonus shall be in the sole discretion of the Board of Directors and that the amount thereof, if any, may vary depending on actual performance of the Corporation and the Executive as determined in the discretion of the Board.

         C. Nothing contained herein shall prohibit the Board of Directors of the Corporation, in its sole discretion, from increasing the compensation payable to the Executive pursuant to this Agreement and/or making available to the Executive other benefits in addition to those to which the Executive is entitled hereunder.


         D. In addition to the Base Salary and any annual bonus, the Corporation hereby agrees, subject to approval by the Corporation's Board of Directors, to issue promptly to the Executive, under the Corporation's 1997 Stock Incentive Plan, an option to purchase 50,000 shares of the Corporation's common stock, par value $0.001 per share. Of the options granted pursuant hereto, 25,000 shall become immediately exercisable at the end of the first year of the Term of Employment. Should the sales of the CCTV Division meet or exceed the Budgeted Amount for the first year of the Term of Employment, the remaining 25,000 options shall vest at the end of the



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

second year of the Term of Employment. However, should the sales of the CCTV Division fall below the Budgeted Amount, the remaining 25,000 options shall vest at a rate of five percent (20%) per year for a five year period, the first 5,000 to vest at the end of the second year of the Term of Employment.

         4. Expenses. The Executive shall be entitled to reimbursement by the Corporation, in accordance with the Corporation's policies, against appropriate vouchers or other receipts for authorized travel, entertainment and other business expenses reasonably incurred by him in the performance of his duties hereunder.

         5. Executive Benefits.

         A. The Executive shall be entitled to participate in, and receive benefits under, any pension, profit sharing, insurance, hospitalization, medical, disability, stock purchase, stock option, stock ownership, vacation or other employee benefit plan, program or policy of the Corporation which may be in effect at any time during the course of his employment by the Corporation and which shall be generally available to senior executives of the Corporation, subject to the terms of such plans, programs or policies. Notwithstanding the foregoing, the Corporation may, in its discretion, at any time and from time to time, change or revoke any of its employee benefits plans, programs or policies and Executive shall not be deemed, by virtue of this Agreement, to have any vested interest in any such plans, programs or policies.

         B. The Executive shall be entitled to take paid vacations in accordance with the customary practices of the Corporation, and if in any calendar year commencing with the year in which this Agreement is executed, the Executive is unable to take his full vacation, such unused vacation time may be carried forward to subsequent calendar years.

         6. Withholding. All payments required to be made by the Corporation hereunder

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


to the Executive shall be subject to the withholding of such amounts relating to taxes and other governmental assessments as the Corporation may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

         7. Death; Disability. Upon the death of the Executive during the term of this Agreement, this Agreement shall terminate. If during the term of this Agreement the Executive fails because of illness or other incapacity to perform the services required to be performed by him hereunder for any consecutive period of more than 180 days, or for shorter periods aggregating more than 180 days in any consecutive twelve-month period (any such illness or incapacity being hereinafter referred to as "disability"), then the Corporation, in its discretion, may at any time thereafter terminate this Agreement upon not less than 10 days' written notice thereof to the Executive, and this Agreement shall terminate upon the date set forth in said notice as if said date were the termination date of this Agreement; provided, however, that no such termination shall be effective if prior to the date when such notice is given, the Executive's illness or incapacity shall have terminated and he shall be physically and mentally able to perform the services required hereunder and shall have taken up and be performing such duties.

         If the Executive's employment shall be terminated by reason of his death or disability, the Executive or his estate, as the case may be, shall be entitled to receive (i) any earned and unpaid salary accrued through the date of termination, (ii) a pro rata portion of any annual bonus which the Executive would otherwise have been entitled to receive pursuant to any bonus plan or arrangement for senior executives of the Corporation (such pro rata portion to be payable at the time such annual bonus would otherwise have been payable to the Executive) (iii) an amount per annum equal to 50% of the Executive's Base Salary as in effect at termination, payable monthly, for a period of one (1) year after such termination, and (iv) subject to the terms thereof, any benefits which may be due to the Executive on the date of termination under the provisions of any employee benefit plan, program or policy.

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

         8. Termination for Cause. The Corporation may at any time during the term of this Agreement, by written notice, terminate the employment of the Executive for cause, the cause to be specified in the notice. For purposes of this Agreement, "cause" shall mean (i) any willful misconduct of the Executive in connection with the performance of any of his duties hereunder, including without limitation misappropriation of funds or property of the Corporation, or any willful and intentional act having the effect of injuring the reputation, business or business relationships of the Corporation; (ii) willful failure, neglect or refusal to perform the Executive's duties hereunder; (iii) breach of any material covenants contained in this Agreement; or (iv) conviction (or nolo contendere plea) in connection with a felony or a misdemeanor involving moral turpitude. Termination for cause shall be effective upon the giving of such notice and the Executive shall be entitled to receive (i) any earned and unpaid salary accrued through the date of termination and (ii) subject to the terms thereof, any benefits which may be due to the Executive on such date under the provisions of any employee benefit plan, program or policy. The Executive hereby disclaims any right to receive a pro rata portion of any annual bonus with respect to the fiscal year in which such termination occurs.

         9. Insurance. The Executive agrees that the Corporation may procure insurance on the life of the Executive, in such amounts as the Corporation may in its discretion determine, and with the Corporation named as the beneficiary under the policy or policies. The Executive agrees that upon request from the Corporation he will submit to a physical examination and will execute such applications and other documents as may be required for the procurement of such insurance.

         10. Termination Following a Change in Control.

         A. If, during the Term of Employment, a change in control of the Corporation occurs, the Term of Employment shall be automatically extended for the period ending one year following the date of such change in control. Following a change in control the Executive shall

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


be entitled to the benefits provided in Section 10(G) upon the termination of the Executive's employment during the Term of Employment unless such termination is (a) pursuant to Section 7 because of the Executive's death or disability, (b) by the Corporation pursuant to Section 8 for cause, or (c) by the Executive other than for Good Reason.

         B. For purposes of this Agreement, a "change in control" of the Corporation shall be deemed to have occurred if

                  1. any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities;

                  2. during any one-year period (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof;

                  3. the  shareholders  of the  Corporation  approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in all or substantially all of the individuals and entities who were the respective beneficial owners of the voting securities of the Corporation outstanding immediately prior thereto continuing to beneficially own more than 80% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of the voting securities of the Corporation then outstanding; or


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

                  4. the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.


         C. Vesting of Incentive Awards. Upon the occurrence of a change in control of the Corporation, any and all stock options, share appreciation rights, phantom stock awards and restricted stock awards theretofore granted to the Executive under the Corporation's stock option plan(s) but not then presently exercisable shall thereupon become vested and immediately exercisable.

         D. Good Reason. The Executive shall be entitled to terminate the Executive's employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, the occurrence after a change in control of the Corporation of any of the following circumstances unless, in the case of paragraphs 1, 5, 6, 7 or 8 of this subsection, such circumstances are fully corrected prior to the Date of Termination specified in the Notice of Termination, as defined in subsection E, given in respect thereof:


                  1. the assignment to the Executive of any duties inconsistent with the position with the Corporation he occupied immediately prior to the change in control;

                  2. a reduction by the Corporation in the Executive's annual base salary as in effect prior to the change in control or as the same may be increased from time to time pursuant to the Executive's employment agreement with the Corporation or otherwise;

                  3. the relocation of the Corporation's principal executive offices to a location more than one hundred miles from the location of such offices immediately prior to the

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


         change in control of the Corporation or the Corporation's requiring the executive to be based anywhere other than the Corporation's principal executive offices except for required travel on the Corporation's business to an extent substantially consistent with the Executive's business travel obligations prior to the change in control of the Corporation;

                  4. the failure by the Corporation to pay to the Executive any portion of the Executive's regular compensation within seven (7) days of the date such compensation is due;

                  5. the failure by the Corporation to continue in effect any compensation plan in which the Executive participates immediately prior to the change in control of the Corporation which is material to the Executive's total compensation, or the failure by the Corporation to continue the Executive's participation therein on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the change in control;

                  6. the failure by the Corporation to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Corporation's life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the change in control of the Corporation, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the change in control of the Corporation, or the failure by the Corporation to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the

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


         time of the change in control of the Corporation;

                  7. the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 20 hereof; or

                  8. any purported termination by the Corporation of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of subsection E of this Section 10; for purposes of this Agreement, no such purported termination shall be effective.

The Executive's right to terminate the Executive's employment pursuant to this Section shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. The Executive's good faith determination of "Good Reason" shall be conclusive and binding on the Corporation. In the event the Executive terminates his employment for Good Reason, Section 11(A) of the Agreement shall, from and after the Date of Termination, cease to apply to conduct by the Executive.

         E. Notice of Termination. Any purported termination of the Executive's employment by the Corporation or by the Executive shall be communicated by written Notice of
Termination to the other party hereto in accordance with Section 19 of the Agreement. "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

         F. Date of Termination. "Date of Termination" shall mean the date specified in the

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 Notice of Termination.

         G. Compensation Upon Termination or During Disability. Following a change in control of the Corporation, the Executive shall be entitled to the following benefits during a period of disability, or upon termination of the Executive's employment, as the case may be, provided that such period or termination occurs during the Term of Employment:

                  1. During any period that the Executive fails to perform the Executive's full-time duties with the Corporation as a result of death or disability, the Executive shall be compensated as set forth in
         Section 7 of the Agreement.

                  2. If the Executive's employment shall be terminated by the Corporation pursuant to Section 8 for cause or by the Executive other than for Good Reason, the Executive shall be compensated as set forth in Section 8 of the Agreement, and the Corporation shall have no further obligations to the Executive.

                  3. If the Executive's employment by the Corporation shall be terminated by the Executive for Good Reason or by the Corporation other than for Cause or death or disability, then, subject to the provisions of subsection (iv) hereof, the Executive shall be entitled to the benefits provided below:

                  i) the Corporation shall pay to the Executive the sum of (A) the Executive's full base salary through the end of the Term of Employment (without giving effect to such termination) plus
                  (B) a bonus equal to the most recent annual bonus paid to the Executive multiplied by the number of partial weeks of service served by the Executive during the then current bonus period divided by 52, plus (C) all other amounts to which the Executive is entitled under any compensation plan of the Corporation, which sum shall be payable in

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


                  accordance   with  the   usual   payroll   practices   of  the
                  Corporation;

                  ii) in lieu of shares of common stock of the Corporation or any of its subsidiaries ("Common Shares") issuable upon exercise of outstanding options ("Options"), if any, granted to the Executive under any stock option plan maintained by the Corporation or any of its subsidiaries, the Executive shall receive an amount in cash equal to the product of (1) in the case of Incentive Stock Options ("ISOs") granted under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the excess of the fair value of the Common Shares on the day nearest the Date of Termination (which shall be the closing price of Common Shares as reported on such date on the New York Stock Exchange or, if not then listed on such exchange, on a nationally recognized exchange or quotation system on which trading volume in Common Shares is highest or, if not quoted on a quotation system, the average of the bid and asked prices for the Common Shares quoted by a market maker in the Common Shares or, if no market is then made in the shares, as determined as of such date in good faith by the Board of Directors of the Corporation) and, in the case of all other Options, the higher of such closing price or the highest per share price for Common Shares actually paid in connection with any change in control of the Corporation, over the per share option price of each Option held by the Executive (whether or not then fully exercisable), and (2) the number of Common Shares covered by each such Option. Notwithstanding the foregoing, the Executive shall not be entitled to cash in lieu of option shares if the transaction resulting in the change of control was approved by a majority of the Continuing Directors (as such term is defined in the Certificate of Incorporation of the Corporation).

                  iii) the Corporation also shall pay to the Executive all legal fees and

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


                  expenses incurred by the Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement); and

                  iv) the Corporation shall arrange to provide the Executive through the end of the Term of Employment with life, disability, accident and group health insurance benefits substantially similar to those which the Executive was receiving immediately prior to the Notice of Termination. Insurance benefits otherwise receivable by the Executive pursuant to this paragraph (iv) shall be reduced to the extent comparable benefits are actually received by the Executive from a new employer, and any such benefits actually received by the Executive shall be reported to the Corporation.

                  4. Except as provided in Section 10(G)(3)(iv) hereof, the Executive shall not be required to mitigate the amount of any payment provided for in this Section 10 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 10 be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Corporation or otherwise.


         H. Successors; Binding Agreement. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such

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


succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation in the same amount and on the same terms to which the Executive would be entitled hereunder if the Executive terminated the Executive's employment for Good Reason following a change in control of the Corporation. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         I. Termination of Executive's Rights Following Change of Control. Notwithstanding the foregoing, in the event the Executive shall not have exercised any of the particular rights granted to him purusuant to paragraph D of the Section 10 upon the occurrence of a change in control within one year after the occurrence thereof, then such rights of the Executive under paragraph D shall terminated with respect to such change of control.

         11.      Non-Competition; Solicitation.

         A. The Executive agrees that during his employment with the Corporation and for a period of two years after Executive leaves the Corporation's employ for any reason, he shall not, without the written consent of the Corporation, directly or indirectly, either individually or as an employee, agent, partner, shareholder, consultant, option holder, lender of money, guarantor or in any other capacity, participate in, engage in or have a financial interest or management position or other interest in any business, firm, corporation or other entity if it competes directly with any business operation conducted by the Corporation or its subsidiaries or affiliates or any successor or assign thereof, nor will he solicit any other person to engage in any of the foregoing activities. Participation in the management of any business operation other than in connection with the management of a business operation which is in direct competition with the Corporation or its subsidiaries or affiliates or any successor or assign thereof shall not be deemed to be a breach of this Section 11(A). The foregoing provisions of

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



this Section 11(A) shall not prohibit the ownership by the Executive (as the result of open market purchase) of 1% or less of any class of capital stock of a corporation which is regularly traded on a national securities exchange or on the NASDAQ System.

         B. The Executive will not at any time during his employment with the Corporation and for a period of two years after Executive leaves the
Corporation's employ for any reason, solicit (or assist or encourage the solicitation of) any employee of the Corporation or any of its subsidiaries or affiliates to work for Executive or for any business, firm, corporation or other entity in which the Executive, directly or indirectly, in any capacity described in Section 11(A) hereof, participates or engages (or expects to participate or engage) or has (or expects to have) a financial interest or management position.

         C. If any of the covenants contained in this Section 11 or any part thereof, is held by a court of competent jurisdiction to be unenforceable because of the duration of such provision, the activity limited by or the subject of such provision and/or the area covered thereby, then the court making such determination shall construe such restriction so as to thereafter be limited or reduced to be enforceable to the greatest extent permissible by applicable law.

         12. Inventions, Etc. The Executive agrees that any and all systems, work-in-progress, inventions, discoveries, improvements, processes, compounds, formulae, patents, copyrights and trademarks, made, discovered or developed by him, solely or jointly with others, or otherwise, during the term of his employment by the Corporation, and which may be useful in or relate to any business of the Corporation and/or any subsidiary or affiliate of the Corporation shall be fully disclosed by the Executive to the Corporation, and shall be the sole and absolute property of the Corporation. The Executive agrees that at all times, both during his employment and after the termination of his employment, he will keep all of the same secret from everyone except the Corporation and its duly authorized employees and will disclose the same to no one except as required in good faith in the course of his employment with the Corporation, or by law, or unless otherwise authorized by the Corporation.

         13. Patents. The Executive agrees, at the request of the Corporation, to make application in due form for United States Letters Patent and foreign Letters Patent on any of such systems, inventions, discoveries, improvements, processes, compounds and formulae referred to in Section 12 hereof, and to assign to the Corporation all of his right, title and interest in and to said inventions, discoveries, improvements, processes, compounds, formulae and patent applications therefor or patents thereon, and to execute at any and all times any and all instruments, and to do any and all acts which the Corporation with the advice of counsel may deem necessary or desirable, in connection with such applications for Letters Patent, in order to establish and perfect in the Corporation the entire right, title and interest in and to said systems, inventions, discoveries, improvements, processes, compounds, formulae and patent applications therefor, or in the conduct of any proceedings or litigation in regard thereto. It is understood and agreed that all costs and expenses, including but not limited to reasonable attorneys' fees, incurred at the request of the Corporation in connection with any action taken by an Executive pursuant to this Section 13, shall be borne by the Corporation.

         14. Trade Secrets, Etc. The Executive agrees that he shall not, during or after the termination of this Agreement, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any information, trade secrets, technical data or know-how relating to the business, business practices, methods, products, processes, equipment, clients' prices or other confidential or secret aspect of the business of the Corporation and/or any subsidiary or affiliate, except as may be required in good faith in the course of his employment with the Corporation or by law, without the prior written consent of the Corporation, unless such information shall become public knowledge (other than by reason of Executive's breach of the provisions hereof).

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


         15. Acceptance by Executive. The Executive accepts all of the terms and provisions of this Agreement and agrees to perform all of the covenants on his part to be performed hereunder.

         16. Equitable Remedies. The Executive acknowledges that he has been employed for his unique talents and that his leaving the employ of the Corporation would seriously hamper the business of the Corporation and that the Corporation will suffer irreparable damage if any provisions of Sections 11, 12, 13 or 14 hereof are not performed strictly in accordance with their terms or are otherwise breached. The Executive hereby expressly agrees that the Corporation shall be entitled as a matter of right to injunctive or other equitable relief, in addition to all other remedies permitted by law, to prevent a breach or violation by the Executive and to secure enforcement of the provisions of Sections 11, 12, 13 or 14 hereof. Resort to such equitable relief, however, shall not constitute a waiver of any other rights or remedies which the Corporation may have.

         17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and there are no other terms other than those contained herein. No amendment hereof shall be valid unless in writing and signed by the parties hereto and no discharge of the terms hereof shall be valid unless by full performance of the parties hereto or by a writing signed by the parties hereto. No waiver by the Corporation of any breach by the Executive of any provision or condition of this Agreement by him to be performed shall be deemed a waiver of a breach of a similar or dissimilar provision or condition at the same time or any prior or subsequent time.

       18.  Severability.  In case any  provision in this  Agreement  shall be
declared   invalid,   illegal  or   unenforceable  by  any  court  of  competent
jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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


         19. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be given to the parties at their address or telecopy number set forth below, or at such other address of telecopy number as such party may hereafter specify for the purpose by notice to the other party and shall be either delivered personally or sent by telecopy, courier service or registered mail, return receipt requested, postage prepaid, and shall be deemed to have been given (i) if by telecopier, when transmitted and the appropriate confirmation notice is received, (ii) if given by registered mail, two business days after mailing and (iii) if given by any other means, when delivered:

     To the Corporation: at the address set forth above.

     To the Executive: at the address of the Corporation set forth above.

provided, however, that any notice of change of address shall be effective only upon receipt.

         20. Successors and Assigns. This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder (except for an assignment or transfer by the Corporation to a successor as contemplated by the following proviso); provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon, any successor of the Corporation, whether by merger, consolidation, transfer of all or substantially all of the assets of the Corporation, or otherwise, and upon the Executive, his heirs, executors, administrators and legal representatives.

         21. Governing Law. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of New York without giving effect to any principles of conflict of laws.

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


         22. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.


                              SENTRY TECHNOLOGY CORPORATION



                             By:
                                ------------------------------------------------
                             Name:
                             Title:


                              --------------------------
                              Andrew L. Benson

                                    EXHIBIT A


                            Definition of a Booking

Cash Sale - A non-cancellable Purchase Agreement or Purchase Order. Booking amount is the net or sales value of the contract to Knogo North America, i.e., less all taxes, freight charges and import duties.

Lease-Purchase - A non-cancellable Lease Agreement. Booking amount is the net or sales value of the contract to Knogo plus interest payments but less all taxes, freight charges and import duties.

Blanket Order - A non-cancellable Purchase or Lease Agreement plus an Addendum to Blanket Order. Booking amount is the net or sales value of the contract to be invoiced within 12 months.

Trial Order - A Purchase or Lease Agreement plus an Addendum to Trial Order. Booking amount is zero until the trial is converted to a Cash Sale or Lease Purchase.

Note: If a contract is cancelled, bookings will be reversed if this occurs within the same fiscal year.



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